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Exhibit 10.30

SETTLEMENT AGREEMENT

        This settlement agreement, termination, and release ("Settlement Agreement") is entered into as of the 7th day of June, 2006 by and among Physicians Formula, Inc., a New York corporation (the "Company"), PFI Holdings Corp., a Delaware corporation ("Parent"), and Pierre Fabre Dermo-Cosmetique, S.A., a French Societé anonyme ("Seller").

Recitals

        WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of November 3, 2003 (the "Purchase Agreement"), by and among the Company, Parent, Seller and the other parties thereto, Parent acquired all of the issued and outstanding capital stock of the Company;

        WHEREAS, under the Purchase Agreement, Seller made certain representations, warranties and covenants to the Parent, and Seller agreed to indemnify Parent and the Company in connection with breaches of such representations, warranties and covenants, all on such terms and conditions as set forth herein;

        WHEREAS, on May 2, 2005 and in various correspondence following the date thereof, the Buyer Parties (as defined in the Purchase Agreement) made a claim for indemnification in the amount of (i) $236,247.26 related to a third-party trademark infringement claim by Urban Decay Cosmetics (the "Urban Decay Claims"), (ii) $48,861.02 related to defects in certain intellectual property registrations that were claimed to be owned by the Company on the Closing Date (the "Trademark Registration Claim"), and $13,219.50 related to liabilities incurred in connection with an OSHA settlement (the "OSHA Claim") (collectively, the "Claims"); and

        WHEREAS, Seller by letter dated May 20, 2005 and in various correspondence following the date thereof has disputed the Claims.

        NOW THEREFORE, for good and adequate consideration, the receipt and adequacy of which is acknowledged by each of the parties, the Company, Parent and Seller hereby agree as follows:

        1.     Definitions.    Capitalized terms not defined herein shall have the meanings set forth in the Purchase Agreement.

        2.     Termination and Settlement.    The Company, Parent and Seller agree to settle and compromise any and all claims between them relating to the Claims, without admission of liability or wrongdoing on the part of any Person.

        3.     Payment; Release.    In exchange for the promises and releases set forth herein, Seller agrees to pay $100,000 (the "Settlement Amount") to the Company in respect of the Urban Decay Claim and agrees to set off (on a dollar for dollar basis) the balance of the Urban Decay Claim, the aggregate amount of the OSHA Claim and the aggregate amount of the Trademark Registration Claim (subject to upward adjustment, up to an aggregate of $66,000, for additional documented expenses incurred by the Company and Parent in connection with such Claim) against the $500,000 deductible amount described in Section 8.2(a) of the Purchase Agreement. Upon execution of this Settlement Agreement and the payment of the Settlement Amount, the Company and Parent for themselves and, on behalf of the other Buyer Parties, release and forever discharge Seller, and Seller for itself and, on behalf of the other Seller Parties, releases and forever discharges the Buyer Parties, from any and all past, present or future claims, obligations, actions, or causes of action, however denominated, for any Losses directly or indirectly resulting from, arising out of or in connection with any of the Claims, whether known or unknown. In addition, the Company and Parent, on behalf of the Buyer Parties, and Seller, on behalf of Seller Parties, expressly waive any and all rights under Section 1542 of the California Civil Code, which reads as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF

EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR. This Settlement Agreement only pertains to the Claims. All other rights under the Purchase Agreement are preserved. Payment of the Settlement Amount shall be made via wire transfer of immediately available federal funds to the following account:

        Physicians Formula, Inc.
        Union Bank of California
        445 South Figueroa Street
        Los Angeles, CA 90071, U.S.A.
        Account No. 4960002143
        Routing No. 122000496
        Swift Code: BOFCUS33MPK

        4.     Miscellaneous.

          (i)    No admission of liability may be drawn from any aspect of this Settlement Agreement.

          (ii)   Each of the Company, Parent and Seller agrees and acknowledges that if any provision of this Settlement Agreement is asserted by any party or determined by an arbitrator or court of competent jurisdiction to be illegal or unenforceable, such assertion or determination shall not affect the balance of this Settlement Agreement, which shall remain in full force and effect as such invalid provision shall be deemed severable.

          (iii)  The parties agree that this Settlement Agreement shall be binding and upon and inure to the benefit of the successors, heirs, executors, representatives and assigns of the Company, Parent and Buyer.

          (iv)  This Settlement Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and supersedes all prior and contemporaneous agreements and understandings of the parties related to the subject matter of the Settlement Agreement. This Settlement Agreement shall not be varied in its terms by any oral agreement or representation or otherwise, except by an instrument in writing dated subsequent to the Settlement Agreement and executed by the Company, Parent and Seller.

          (v)   This Settlement Agreement may be executed in one or more counterparts, each of which will be deemed an original. The Settlement Agreement shall be governed under the laws of the State of New York and shall be subject to the same arbitration provision under the Purchase Agreement to extent any disputes arise therefrom, including jurisdiction.

          (vi)  The words used in this Settlement Agreement shall be deemed words chosen by Company, Parent and Seller to express their mutual intent, and no rule of strict construction against any party shall apply to any term or provision of this Settlement Agreement.

          (vii) This Settlement Agreement was negotiated and made by the parties at arm's length, in good faith and without collusion.

          (viii) Any representations, warranties, promises or conditions related to the Claims, whether written or oral, not specifically incorporated (by reference or otherwise) into this Settlement Agreement shall not be binding upon Company, Parent or Seller, and each of them acknowledges that it has not relied upon, in entering into this Settlement Agreement, any representation, warranty, promise or condition not specifically set forth in this Settlement Agreement. All prior discussions, negotiations and writings relating to the Claims have been and are merged into this Settlement Agreement.

          (ix)  The caption headings in this Settlement Agreement are for convenience purposes only and shall not be used to interpret or to define any of the terms and provisions of this Settlement Agreement.

          (x)   Each party hereto has been represented by legal counsel in the negotiation, drafting and execution of this Settlement Agreement. The parties hereto fully understand the meaning and effect of each of the terms and provisions of this Settlement Agreement. Each party has done the investigation it deems necessary of the facts relating to this Agreement and has neither relied on any statement or representation of any other party nor relied on any alleged duty of any party to supply information of any kind.

*                *                *                 *

        IN WITNESS WHEREOF, the parties have executed this Settlement Agreement to be effective on the date first written above.

PHYSICIANS FORMULA, INC.
By:	/s/ JOSEPH J. JAEGER
Name:	Joseph J. Jaeger
Its:	Chief Financial Officer
PFI HOLDINGS CORP.
By:	/s/ JOSEPH J. JAEGER
Name:	Joseph J. Jaeger
Its:	Chief Financial Officer
PIERRE FABRE DERMO-COSMETIQUE, S.A.
By:	/s/ PIERRE-ANDRE POIRIER
Name:	Pierre-Andre Poirier
Its:	Company Secretary

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  Exhibit 10.30
SETTLEMENT AGREEMENT
Recitals